UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 17, 2024

KEARNY FINANCIAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-37399	30-0870244
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

120 Passaic Avenue, Fairfield, New Jersey	07004
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 244-4500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	KRNY	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Securities Holders

The Annual Meeting of Stockholders of Kearny Financial Corp. (the “Company”) was held on October 17, 2024.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Proxy Statement.  Of the 64,579,683 shares outstanding and entitled to vote, 54,395,282 shares were present at the meeting in person or by proxy.  The final results of the stockholders’ vote are as follows:

1.	Election of directors:

For a Term of Three Years

	For	Withheld	Broker Non-Votes

John N. Hopkins	37,784,518	8,471,944	8,138,820

Catherine A. Lawton	40,321,932	5,934,530	8,138,820

Craig L. Montanaro	43,924,066	2,332,396	8,138,820

Leopold W. Montanaro	39,116,538	7,139,924	8,138,820

2.	The ratification of the appointment of Crowe LLP as the Company’s independent auditor for the fiscal year ending June 30, 2025:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

53,414,543	544,997	435,742	—

3.	An advisory, non-binding resolution to approve the Company’s executive compensation as described in the Proxy Statement:

Shares Voted For	Shares Voted Against	Abstentions	Broker Non-votes

43,972,924	1,998,517	285,021	8,138,820

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

KEARNY FINANCIAL CORP.
DATE: October 18, 2024	By:	/s/ Craig L. Montanaro
Craig L. Montanaro
President and Chief Executive Officer